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                             INSTRUCTIONS TO TRUSTEE

          ARMOR ALL PRODUCTS CORPORATION PROFIT-SHARING INVESTMENT PLAN

To: The Chase Manhattan Bank

I hereby direct you as Trustee of the Armor All Products Corporation Profit-Sharing Investment Plan to act in accordance with the instructions I have specified on the reverse side hereof, with respect to an Offer To Purchase for Cash all Outstanding Shares of Common Stock of Armor All Products Corporation by Shield Acquisition Corporation, a wholly-owned subsidiary of The Clorox Company, dated December 2, 1996, a copy of which offer I have received.

IMPORTANT: In order to comply with your instructions, this card must be executed and returned to the Trustee in the enclosed envelope so as to be received on or before Thursday, December 26, 1996.


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                                                             PLEASE MARK
                                                            YOUR VOTES AS /X/
                                                            INDICATED IN
                                                            THIS EXAMPLE


TO: THE CHASE MANHATTAN BANK TRUSTEE
As a participant in the Armor All Products Corporation Profit-Sharing Investment Plan, I direct you to take the following action with respect to my shares held under the Plan.

 TENDER MY
SHARES UNDER        DO NOT TENDER
 THE OFFER            MY SHARES

  / /                    / /





                    Dated:________________________________________________, 1996

                    ____________________________________________________________
                    Signature
                    Participant: Please sign exactly as name appears on left.


PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY IN THE ENCLOSED ENVELOPES. PLEASE MARK INSIDE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR
                                   DIRECTION.
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                              FOLD AND DETACH HERE

On November 26, 1996, Armor All Products Corporation ("Armor All") entered into an Agreement and Plan of Merger, as amended, (the "Merger Agreement") with The Clorox Company and Shield Acquisition Corporation (the "Purchaser"). Pursuant to the Merger Agreement, the Purchaser on December 2, 1996 commenced a tender offer (the "Offer") to purchase all outstanding shares of Armor All's Common Stock (the "Shares") for $19.09 per Share in cash. Under the Merger Agreement, the Offer will be followed by a merger (the "Merger") in which any remaining Shares (other than Shares held by dissenting stockholders, if applicable) will be converted into the same consideration as is paid in the Offer.

The enclosed materials describe the Offer to Armor All stockholders and what stockholders must do to tender their Shares. As a participant in the Armor All Profit-Sharing Investment Plan ("PSIP"), you are eligible to participate in the Offer. Because your Shares are held in the PSIP, you must instruct the Trustee, The Chase Manhattan Bank, whether or not to tender the Shares in your account to the Purchaser in exchange for $19.09 cash.

The PSIP and the related trust agreement provide that if your instructions to The Chase Manhattan Bank are not received by the close of business on Thursday, December 26, 1996, your Shares will not be tendered. If you direct the Trustee to tender your Shares, the decision will apply to all Shares held in your account.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE OFFER AND THE MERGER AND HAS DETERMINED THAT THE OFFER AND MERGER ARE FAIR TO, AND IN THE BEST INTERESTS OF, ARMOR ALL AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS TENDER THEIR SHARES.

In order to tender your shares, YOU MUST COMPLETE AND SIGN THE ENCLOSED INSTRUCTION CARD AND RETURN IT TO THE CHASE MANHATTAN BANK, SO IT ARRIVES AT CHASE NO LATER THAN THURSDAY, DECEMBER 26, 1996. It is critical that you return your instruction card by the December 26 deadline.